Exhibit 23b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-200353 on Form S-3 of our report dated February 25, 2016, relating to the consolidated financial statements and consolidated financial statement schedule of Public Service Electric and Gas Company and subsidiaries, appearing in the Annual Report on Form 10-K of Public Service Electric and Gas Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 25, 2016